                                                                     EXHIBIT 1.1

                             PS Business Parks, Inc.
                           1,600,000 Depositary Shares
                     Each Representing 1/1,000 of a Share of
                   9.500% Cumulative Preferred Stock, Series D
                      Liquidation Preference Equivalent to
                           $25.00 Per Depositary Share
                             Underwriting Agreement

                                                              New York, New York
                                                                     May 7, 2001

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
First Union Securities, Inc.
Tucker Anthony Sutro Capital Markets
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        PS Business Parks, Inc., a real estate investment trust ("REIT") and a California corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, an aggregate of 1,600,000 shares (the "Firm Shares") of its Depositary Shares (the "Depositary Shares") each representing 1/1,000th of a share of 9.500% Cumulative Preferred Stock, Series D, stated value $25.00 per share (the "Preferred Stock"). The Company also proposes to sell to the Underwriters up to an additional 240,000 shares (the "Additional Shares") of Depositary Shares. The Firm Shares and the Additional Shares are collectively referred to as the "Shares".

        The shares of Preferred Stock represented by the Shares (the "Preferred Shares") will, when issued, be deposited by the Company against delivery of Depositary Receipts (the "Depositary Receipts") to be issued by American Stock Transfer & Trust Company, as Depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares.

        The Company wishes to confirm as follows its agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

        The terms which follow, when used in this Agreement, shall have the meanings indicated:

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

        "Commission" shall mean the United States Securities and Exchange Commission.

        "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        "Preliminary Prospectus" shall mean any preliminary prospectus or preliminary prospectus supplement relating to the Shares and the Preferred Shares, in each case filed pursuant to Rule 424(b).

        "Prospectus" shall mean the prospectus and any prospectus supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time.

        "Registration Statement" shall mean the Registration Statement referred to in Section 4(a), including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

        "Rule 424" refers to such rule under the Act.

1.      Agreements to Sell and Purchase.
        -------------------------------

             (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.2125 per share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 9 hereof).

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             (b)    The Company also agrees, subject to all the terms and
        conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the American Stock Exchange is open for trading), up to an aggregate of 240,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 9 hereof) bears to the aggregate number of Firm Shares.

2.      Terms of Public Offering.
        ------------------------

        The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into and the Registration Statement (as defined herein), and, if necessary, any post-effective amendment to the Registration Statement, has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

3.      Delivery of the Shares and Payment Therefor.
        -------------------------------------------

        Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on May 10, 2001 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

        Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Salomon Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

        Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date or any Option

Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the order of the Company.

4.      Representations, Warranties and Agreements of the Primary Entities.
        -------------------------------------------------------------------

        The Company and PS Business Parks, L.P., a limited partnership under the laws of the state of California (the "Operating Partnership", and together with the Company, the "Primary Entities"), jointly and severally, represent and warrant to and agree with the Underwriters that:

             (a) The Company has filed with the Commission a registration statement, file number 333-78627, on Form S-3, including the related prospectus included in the Registration Statement, for the registration under the Act, of the offering and sale of, inter alia, the Shares. The
                                                    ----- ----
        Company may have filed one or more amendments thereto, including each related prospectus, and one or more prospectus supplements thereto, each of which has previously been furnished to the Representatives. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Act. The Company has included or will include in such Registration Statement, as amended at the Execution Time, and in the Prospectus Supplement all information required by the Act and the rules thereunder to be included therein with respect to the Shares and the offering thereof. As filed, such Registration Statement, as so amended, and form of final prospectus contained in the Registration Statement and Prospectus Supplement, or such final prospectus and Prospectus Supplement, contains or will contain all required information with respect to the Shares and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.

             (b) On the Effective Date, the Registration Statement did or will, and, when the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus will, comply in all material respects with the requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained

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        in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus. The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or, to the knowledge of the Primary Entities, threatened by, the Commission.

             (c) The documents incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus pursuant to
        Item 12 of Form S-3 under the Act (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, at the date of the Prospectus, as of the Closing Date and any later date on which Additional Shares are to be purchased, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (d) Ernst & Young LLP, the accounting firm that audited the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus, are, and during the periods covered by such reports were, independent public accountants as required by the Act.

             (e) The financial statements (including the notes and schedules thereto) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included or incorporated therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. The summary and selected financial data included in, or incorporated by reference into, the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements so set forth in the Prospectus and other financial information. Pro forma financial information included in or incorporated by reference into the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Act and guidelines of the American Institute of Certified Public Accountants (the "AICPA") with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. All financial statements that are required under the Act or the Exchange Act to be included in, or incorporated by reference into, the Registration Statement and the Prospectus are included in, or incorporated by reference into, the Registration Statement and the Prospectus.

             (f) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Primary Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Primary Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

             (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no adverse change in the condition (financial or otherwise), or in the earnings, assets, business affairs or business prospects of the Primary Entities or any subsidiary of the Company (the Primary Entities, such subsidiaries or any entity through which the Primary Entities own a joint venture interest in any property being sometimes hereinafter collectively referred to as the "Transaction Entities" and individually as a "Transaction Entity"), or any property in which any Transaction Entity directly or indirectly owns an interest (a "Facility"), whether or not arising in the ordinary course of business, which would be material to the Transaction Entities, considered as one enterprise (any such adverse change being hereinafter referred to as a "Material Adverse Change"); (B) no material casualty loss or condemnation or other adverse event with respect to any of the Facilities has occurred; (C) there have been no material transactions or acquisitions entered into by the Transaction Entities, other than those in the ordinary course of business; (D) none of the Transaction Entities has incurred any material obligation or liability, direct, contingent or otherwise; (E) there has been no material change in the short-term debt or long-term debt of the Transaction Entities; (F) except for regular quarterly distributions in amounts per share described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company, on any class of its capital shares; and (G) with the exception of (I) the Operating Partnership's redemption of 30,494 preferred units of the Operating Partnership, (II) the Company's issuance of 15,000 restricted shares of common stock of the Company, par value $.01 per share ("Common Stock"), and (III) the Company's grant of options to purchase, in the aggregate, 50,000 shares of Common Stock, in each case since December 31, 2000, there has been no change in the capital shares of the Company or partnership interests in the Operating Partnership (the "Units").

             (h) The Company has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of the State of California, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage, as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the other Company Documents (as hereinafter defined) to which it is a party; and the Company is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. Other than the Operating Partnership, none of the subsidiaries of the Company is a "significant subsidiary" as such term is defined in Rule 405 under the Act. The Company owns no direct or indirect equity interest in any entity other than the Transaction Entities and in PSCC, Inc.

             (i) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of the State of California, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage, in each case as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the other Company Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. The Company is the sole general partner of the Operating Partnership. The Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement") is in full force and effect in the form in which it was incorporated by reference as an exhibit in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "10-K"), and the aggregate percentage interests of the general partner and the limited partners in the Operating Partnership are as set forth therein.


             (j) Each of the Transaction Entities has been duly organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under and by virtue of the laws of its state of organization with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage, and to enter into and perform its obligations under the Company Documents to which it is a party, if any. Each of the Transaction Entities is duly qualified or registered as a foreign corporation, limited partnership or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of a property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. All of the issued and outstanding capital stock, units of limited partnership or other equity interest, as the case may be, of each of the Transaction Entities is duly authorized, validly issued, fully paid and, in the case of capital stock, nonassessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) and, except as disclosed in the Prospectus, the capital stock, units of limited partnership or other equity interest, as the case may be, are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock, units of limited partnership or other equity interest, as the case may be, of any of the Transaction Entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock, units of limited partnership or other equity interest, as the case may be, of any of the Transaction Entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock, units of limited partnership or other equity interest, as the case may be, or any other securities of such Transaction Entities, except as disclosed in the Prospectus.

             (k) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable and has been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) and conforms to the description thereof contained in the Prospectus. Except for Common Stock issuable upon the exercise of options granted under the Company's 1997 Stock Option and Incentive Plan (the "Option Plan"), upon exchange of interests in the Operating Partnership or as described in the Prospectus, no capital stock of the Company is reserved for any purpose, and there are (A) no outstanding securities convertible into or exchangeable for any capital stock of the Company, (B) no options, rights or warrants to purchase or to subscribe for such capital stock or any other securities of the Company or (C) no outstanding preemptive rights, rights of first refusal or co-sale, registration or similar rights with respect to capital stock of the Company, which by their terms are applicable to the offering or sale of the Shares hereunder, which have not been waived pursuant to binding agreements in connection with the offering and sale of the Shares hereunder.

             (l) The Shares and the Preferred Shares have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement and, in the case of the Shares, the Deposit Agreement, against payment of the consideration therefor, will be validly issued, fully paid and nonassessable. Upon payment of the purchase price and delivery of the Shares in accordance herewith, the Underwriter will receive the Shares, free and clear of all security interests and liens. The terms of such Shares conform in substance to all statements and descriptions related thereto contained in the Prospectus. The form of share certificates to be used to evidence such applicable Shares will be in due and proper form and will comply with all applicable legal and American Stock Exchange requirements. The issuance of such Shares is not subject to any preemptive or other similar rights.

             (m) All the issued and outstanding Units have been duly authorized and are validly issued and fully paid and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as described in the Prospectus, there are no outstanding securities convertible or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

             (n) The shares of Common Stock and preferred stock issuable upon exchange of any of the outstanding Units are duly and validly authorized by all necessary action and such shares, when issued upon such exchange, will be duly and validly issued, fully paid and nonassessable, and the issuance of such shares upon such exchange will not be subject to preemptive or other similar rights; the shares of Common Stock and preferred stock so issuable conform in all material respects to all statements relating thereto contained in the Prospectus.

             (o) None of the Transaction Entities is, and at the Closing Date and any later date on which Additional Shares are to be issued none of the Transaction Entities will be, in violation of its articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other governing documents, as the case may be, and none of the Transaction Entities is, and at the Closing Date and any later date on which Additional Shares are to be issued none of the Transaction Entities will be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or of any applicable law, rule, order, administrative regulation or administrative or court decree, to which such entity is a party or by which such entity may be bound, or to which any of its property or assets or any Facility may be bound or subject, except for such violations and defaults that would not, individually or in the aggregate, result in a Material Adverse Change.

             (p) (i) Each of this Agreement and the Deposit Agreement has been duly and validly authorized, executed and delivered by the Primary Entities which are parties thereto and is a valid and binding agreement of each of the Primary Entities which are parties thereto, enforceable against such Primary Entities in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) at the Closing Date and any later date on which Additional Shares are to be issued, each of this Agreement and the Deposit Agreement will have been duly and validly authorized, executed and delivered by the Primary Entities which are parties thereto, and will be a valid and binding agreement of the Primary Entities which are parties thereto, enforceable against such Primary Entities in accordance with its terms, except as rights to indemnification under this Agreement may be limited by applicable law and except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) each agreement filed pursuant to Item 601(b)(10) of Regulation S-K as an exhibit to the Registration Statement and the 10-K, or any report filed subsequently by the Company which is incorporated by reference into the Registration Statement (each a "Material Agreement") has been duly and validly authorized, executed and delivered by the Transaction Entities which are parties thereto and is a valid and binding agreement, enforceable against the Transaction Entities which are parties thereto in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement, the Deposit Agreement, the Operating Partnership Agreement and the Material Agreements are sometimes herein collectively called the "Company Documents".

             (q) The execution and delivery of this Agreement and the Deposit Agreement, the issuance of the Preferred Shares, the issuance and sale of the Shares, the performance of the obligations set forth herein or therein and the consummation of the transactions contemplated hereby and thereby or in the Prospectus by the Transaction Entities will not conflict with or constitute a material breach or violation by such parties of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any Facility, or any other property or asset of a Transaction Entity under or pursuant to, (i) any of the other Company Documents or (ii) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any Transaction Entity is a party or by which they, any of them, any of their respective properties or other assets or any Facility may be bound or subject, nor will such action conflict with or constitute a breach or violation by the Transaction Entities of, or default under, (X) the articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other governing documents, as the case may be, of any Transaction Entity or (Y) any applicable law, rule, order, administrative regulation or administrative or court decree.

             (r) (i) No labor dispute with employees of either of the Primary Entities exists or is imminent, and (ii) no Primary Entity is aware of any existing or imminent labor disturbance by the employees of any of the Transaction Entities' principal suppliers, manufacturers or contractors, which, in the case of either (i) or (ii), might be expected to result in any Material Adverse Change. No collective bargaining agreement exists with the employees of any of the Primary Entities, and to the best knowledge of either of the Primary Entities, no such agreement is imminent.

             (s) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Primary Entities, after due inquiry, threatened against or affecting any Transaction Entity, Facility or, to the knowledge of the Company, any officer or director of the Company, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that, if determined adversely to any Transaction Entity, Facility or such officer or director, will or could reasonably be expected to result in a Material Adverse Change or to prevent consummation of the transaction contemplated hereby. There are no pending legal or governmental proceedings to which any Transaction Entity is a party or of which they or any of their respective properties or assets or any Facility is the subject, including ordinary routine litigation incidental to the business, that, considered in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are no contracts or documents of any Transaction Entity which are required to be filed as exhibits to the Registration Statement by the Act or which were required to be filed as exhibits to the 10-K by the Exchange Act, which have not been so filed, or which are required to be incorporated by reference into the Prospectus by the Act or the Exchange Act which have not been so incorporated.

             (t) At all times since its taxable year ended December 31, 1990, the Company has been, and upon the sale of the Shares the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

             (u) Each of the Transaction Entities has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Change.

             (v) At all times since its formation, the Operating Partnership has been, and upon the sale of the Shares will continue to be, classified as a partnership for Federal income tax purposes.

             (w) None of the Transaction Entities is, and at the Closing Date none of the Transaction Entities will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

             (x) None of the Transaction Entities is, and at the Closing Date none of the Transaction Entities will be, required to own or possess or to obtain the consent of any holder of any trademarks, service marks, trade names or copyrights not now lawfully owned or possessed in order to conduct the business proposed to be operated by the Transaction Entities.

             (y) No authorization, approval, consent or order of any court or governmental authority or agency or other entity or person is necessary in connection with the offering, the execution and delivery of this Agreement or the Deposit Agreement, the issuance of the Preferred Shares or the issuance or sale of the Shares hereunder, except such as may be required under the Act or state securities, real estate syndication or blue sky laws, or the listing requirements of the American Stock Exchange or such as have been received.

             (z) Each of the Transaction Entities possesses, and at the Closing Date will possess, such certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, or proposed to be conducted by it, except for such certificates, authorizations and permits, the failure to obtain, maintain or possess which by any of the Transaction Entities would not result, singly or in the aggregate, in a Material Adverse Change, and none of the Transaction Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

             (aa) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement that have not been waived in connection with the offering and sale of the Shares pursuant to this Agreement.

          (bb) The outstanding shares of Common Stock and the Company's Depository Shares Each Representing 1/1000/th/ of a share of 9 1/4% Cumulative Preferred Stock, Series A (the "Series A Stock") are listed on the American Stock Exchange and the Shares will be listed on the American Stock Exchange, subject to official notice of issuance.

          (cc) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock or the Series A Stock under the Exchange Act or delisting the Common Stock or the Series A Stock from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating any such registration or listing.

          (dd) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or any later date on which Additional Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

          (ee) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (ff) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or the Series A Stock to facilitate the sale or resale of the Shares in violation of the Act.

          (gg) (i) At the Closing Date and any later date on which Additional Shares are to be issued, the Company, the Operating Partnership or one of the other Transaction Entities will have good and marketable title (or, with respect to any Facilities located in Texas, good and indefeasible fee simple title, or such substantially equivalent quality of title as provided by the applicable title insurance policy) to each of the Facilities and all other items of real property (and improvements therein), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those (A) referred to in the Registration Statement or described in any document incorporated into the Registration Statement by reference or (B) which are not material in amount; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Facilities and the assets of any Transaction Entity which are required to be disclosed in the Prospectus are disclosed therein; (iii) except as otherwise described in the Prospectus, neither Primary Entity is, and, to the best knowledge of the Primary Entities, no Transaction Entity is, in default under (A) any space or ground leases (as lessor or lessee, as the case may be) relating to the Facilities, or (B) any of the mortgage or other security documents or other agreements encumbering or otherwise recorded against the Facilities, and no Primary

        Entity knows, after due inquiry, of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements; (iv) each of the Facilities complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Facilities); and (v) no Primary Entity has knowledge of, after due inquiry, any pending or threatened condemnation proceeding, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Facilities, except in each case for such matters as could not, individually or in the aggregate, result in a Material Adverse Change.

             (hh) Each of the Facilities has property, title, casualty and liability insurance in favor of either the Company, the Operating Partnership, or one of the Transaction Entities with respect to the Facilities by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, provided, that with respect to certain Facilities, title insurance is held by Public Storage, Inc., a California corporation ("PSI"), or an affiliate of PSI under policies the benefits of which have been assigned to the Company or the Operating Partnership pursuant to a binding agreement, or PSI has indemnified the Company, the Operating Partnership or the respective Transaction Entity against material defects in title to the Facilities pursuant to a binding agreement; and none of the Company, the Operating Partnership, or the other Transaction Entities has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not result in a Material Adverse Change, except as described in or contemplated by the Registration Statement and the Prospectus.

             (ii) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that (1) do not have a Material Adverse Change, or (2) as to which the Transaction Entities have been indemnified by PSI or another creditworthy entity: (i) the Company and the Operating Partnership are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (ii) none of the Transaction Entities has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Facility or any developed or undeveloped land held by a Transaction Entity ("Land"), and no condition exists on, in or under any Facility or Land that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (iii) none of the Transaction Entities has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Facility or Land; (iv) none of the Transaction Entities has knowledge of, after due inquiry, or has received any written notice from any Governmental Authority (as defined below) or other person claiming any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment or in, under or from any Facility or Land; and

        (v) no Facility or Land is included or, to the knowledge of the Primary Entities, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation and Liability Information System database maintained by the EPA and neither of the Primary Entities has knowledge, after due inquiry, that any Facility or Land has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Primary Entities, after due inquiry, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

        As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant, hazardous material, or similarly designated materials including, without limitation, oil, petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is identified, regulated, prohibited or limited under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. (S) 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R.
Part 302) as the same may now or hereafter be amended; "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. (S) 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. (S) 1251, et seq.), the Toxic Substances Control Act, as amended (29 U.S.C. (S) 2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. (S) 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.
(S) 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Facility, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, charge, assessment, judgment or other liability in, on or affecting such Facility; and "Release" shall mean any spilling, leaking, dumping, emanating or disposing of any Hazardous Substance in the Environment, including without limitation the abandonment or discard of barrels, containers or tanks (including without limitation underground storage tanks or other receptacles containing or previously containing any Hazardous Substance), or any release, emission, discharge or similar terms, as those terms are defined or used in any Environmental Law.

             (jj) To the best knowledge of the Primary Entities, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Facilities was employed for such purpose on a contingent basis or has any substantial interest in any Transaction Entity, and none of them nor any of their directors, officers or employees is connected with any Transaction Entity as a promoter, selling agent, director, officer or employee.

             (kk) (i) The Company (A) has been subject to the requirements of
        Section 12 of the Exchange Act and has filed all materials required of it to be filed pursuant to Section 13 and 14 of the Exchange Act since prior to January 1, 1998; and (B) has filed in a timely manner all reports required of it to be filed with the Commission since January 1, 2000; (ii) none of the Transaction Entities has, since January 1, 2000
        (A) failed to pay any dividend or sinking fund installment on preferred stock; or (B) defaulted (1) on any installment or installments on indebtedness or borrowed money, or (2) on any rental on one or more long-term leases, which defaults in the aggregate were material to the financial position of such entities taken as a whole; (iii) the aggregate market value of the voting Common Stock held by non-affiliates (as defined in Rule 405 under the Act) is in excess of $150,000,000.

             (ll) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each of the Shares will represent an interest in 1/1,000 of a share of a validly issued, outstanding, fully paid and nonassessable share of Preferred Stock; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

             (mm) Any certificate signed by any officer or authorized representative of any Primary Entity or any Company Document signed by any officer or authorized representative of any Primary Entity, and delivered to the Underwriter or to counsel of the Underwriter shall be deemed a representation and warranty by such entity or person, as the case may be, to the Underwriter as to the matter covered thereby.

5.      Agreements of the Company. The Company agrees with the Underwriters as
        -------------------------
        follows:

             (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any Underwriter or any dealer, file any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) under the Act) or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

             (b) The Company will notify the Representatives promptly, and will confirm such advice in writing, (1) of the receipt of any comments from or any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
        (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (3) of the happening of any event during the period mentioned in the second sentence of
        Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration

        Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and
        (4) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

             (c) The Company will furnish to the Representatives, without charge, four copies of the signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

             (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

             (e) The Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus, including any amendment or supplement thereto, as the Representatives may reasonably request. The Company consents to the use of the Prospectus, including any amendment or supplement thereto, by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, subject to the provisions of Section 5(a) hereof, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

             (f) The Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares and the Preferred Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request; provided, that in no event shall the Company be
                                --------
        obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

             (g) During the period of five years commencing on the date hereof, the Company will furnish to each of the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to each of the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

             (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Primary Entities, for a period of 12 months commencing after the Effective Date, and satisfying the provisions of
        Section 11(a) of the Act (including Rule 158 thereunder) and will file such earnings statement as an exhibit to the next periodic report required by Section 13 or 15(d) of the Exchange Act covering the period when the earnings statement is released.

             (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 9 hereof or by notice given by you terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.

             (j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

             (k) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds."

             (l) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the American Stock Exchange.

6.      Conditions of Underwriters' Obligations. The several obligations of the
        ---------------------------------------
Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

             (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

             (b) The Registration Statement (including any post-effective amendment thereto) shall have become effective not later than 5:00 P.M. (and, in the case of a

        Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement, or at such later date and time as shall be consented to in writing by the Representatives, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

             (c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Transaction Entities not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, adversely affect the market for the Shares. On the Closing Date, the Underwriters shall have received a certificate dated the Closing Date, signed by each of the President and the Chief Financial Officer of the Company confirming the matters set forth in Sections 6(a), (b) and (c).

             (d) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, from David Goldberg, counsel for the Company, to the effect that:

                  (i) Each of the Company and the Operating Partnership has been duly organized and is validly existing (in the case of the Company, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Change;

                  (ii) All of the Company's ownership interest in the Operating
             Partnership is owned free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interests, claims, liens or encumbrances;

                  (iii) With the exception of (I) the Operating Partnership's redemption of 30,494 preferred units of the Operating Partnership,
             (II) the Company's issuance of 15,000 restricted shares of Common Stock, and (III) the Company's granting of options to purchase, in the aggregate, 50,000 shares of Common Stock, the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus in all material respects; the statements in the Prospectus Supplement under the caption "Description of Preferred Stock and Depositary Shares" and in the Prospectus under the captions "Description of Preferred Stock" and "Description of the Depositary Shares," insofar as such statements constitute summaries of the documents referred to therein, have been reviewed by me and fairly summarize the matters referred to therein in all material respects; the outstanding shares of Common Stock and Series A Stock have been duly and validly authorized and issued and are fully paid and nonassessable and the deposit of the Preferred Shares in accordance with the Deposit Agreement has been duly authorized; the Shares and the Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement and the Deposit Agreement and, in the case of the Shares, paid for by the Underwriters pursuant to the Agreement, will be fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange; the forms of certificates for the Shares are in valid and sufficient form in compliance with the American Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares or the Preferred Shares;

                  (iv) To the best of my knowledge, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company or the Operating Partnership of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and, to the best of my knowledge, after due inquiry, the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, under Part II, Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Distributions" and under Part III, Item 13 - "Certain Relationships and Related Transactions" (other than the financial statements and other financial and statistical information contained therein, as to which I need not express any opinion) fairly summarize the matters therein described in all material respects;

                  (v) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which I need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules thereunder and each of the documents incorporated therein by reference (or, if any amendment with respect to any such document was filed, when such document was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (other than the financial statements and other financial information contained therein, as to which I need express no opinion);

                  (vi) The Company has full corporate power and authority to enter into and perform its obligations under the Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Preferred Shares; the Agreement has been, and the Deposit Agreement will have been as of the Closing Date, duly authorized, executed and delivered by the Company; the Operating Partnership has full partnership, power and authority to enter into and to perform its obligations under the Agreement; and the Agreement has been duly authorized, executed and delivered by the Operating Partnership;

                  (vii) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution of the Agreement or the Deposit Agreement by the Primary Entities which are parties thereto, the performance by such Primary Entities of their obligations thereunder or the consummation of the transactions contemplated herein or therein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Shares;

                  (viii) The Company and the Operating Partnership have all
             requisite power and authority, and, to the best of my knowledge, after due inquiry, all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best of my knowledge, after due inquiry, all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Change, and the Company and the Operating Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Change;

                  (ix) The Company is not in violation of its articles of incorporation or by-laws, and the Operating Partnership is not in violation of its partnership agreement, and to the best of my knowledge, after due inquiry, neither the Company nor the Operating Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or the aggregate, have a Material Adverse Change;

                  (x) Neither the issue and sale of the Shares nor the consummation of any of the other transactions contemplated by the Agreement (including without limitation the execution, delivery and performance of the Deposit Agreement, the issuance and deposit of the Preferred Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the articles of incorporation or by-laws of the Company or the partnership agreement of the Operating Partnership or the terms of any indenture or other agreement or instrument known to me and to which the Company or the Operating Partnership is a party or is bound or any judgment, order or decree known to me to be applicable to the Company or the Operating Partnership of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Operating Partnership;

                  (xi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as provided therein;

                  (xii) Any required filing of the Prospectus, including any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

                  (xiii) To the best of my knowledge, after due inquiry, neither the Company nor the Operating Partnership is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Operating Partnership or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Operating Partnership, the violation of which could have a Material Adverse Change;

                  (xiv) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects;

                  (xv) The Company and the Operating Partnership own or have the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, other than routine proceedings which if adversely determined would not materially affect the business of the Company and the Operating Partnership taken as a whole as described in the Prospectus, to the best of my knowledge, there is no claim to the contrary or any challenge by any other person to the rights of the Company and the Operating Partnership with respect to the foregoing;

                  (xvi) Except as described in the Prospectus, to the best of my knowledge, after due inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

                  (xvii) Except as described in the Prospectus, to the best of my knowledge, after due inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the Preferred Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

                  (xviii) Assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and (regardless of whether a proceeding is considered at law or in equity);

                  (xix) When the Shares evidenced by the Depositary Receipts are issued and delivered in accordance with the terms of the Deposit Agreement against the deposit of duly authorized and issued, fully paid and nonassessable shares of Preferred Stock, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

        In addition, such counsel shall state that he has participated in conferences with representatives of the Underwriters, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the
--------
financial statements and other financial data included in the Registration Statement or Prospectus.

          (e) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, from Hogan & Hartson L.L.P., counsel for the Company, to the effect that:

               (i) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code for the taxable year ended December 31, 2000, and the Company's current organization and method of operation (as described in the Prospectus, the Prospectus Supplement and the management representation letter) will enable it to continue to meet the requirements for qualification and taxation as a REIT.

               (ii) The statements in the Prospectus under the heading "Certain Federal Income Tax Considerations" and in the Company's Form 10-K under the heading "Item 1A - Risk Factors - We would incur adverse tax consequences if we fail to qualify as a REIT," read in conjunction with the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent they describe matters of federal income tax law or federal income tax legal conclusions, are correct in all material respects, except we note that the statement in the Form 10-K to the effect that the Company is generally required to distribute to shareholders 95% of its taxable income is not correct for tax years of the Company beginning after December 31, 2000, for which periods the Company is generally required to distribute to shareholders 90% of its taxable income (which requirement is described in the Prospectus Supplement under the caption "Federal Income Tax Consequences").

          (f) The Underwriters shall have received an opinion, dated the Closing Date from Hale and Dorr LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

          (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Primary Entities taken as a whole; (iv) the Primary Entities shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Primary Entities, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and
     (v) all the representations and warranties of the Primary Entities contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 6(h) and in Section 6(i) hereof.

          (i) The Company shall not in any material respect have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained or contained in the Deposit Agreement and required to be performed or complied with by it hereunder or thereunder at or prior to the Closing Date.

          (j) Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the American Stock Exchange.

          (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 6, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (d) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (d), (e) and
(f) shall be revised to reflect the sale of Additional Shares.

7.   Indemnification and Contribution.
     --------------------------------

          (a) The Primary Entities, jointly and severally, agree to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses

     (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that
     (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Primary Entities, such Underwriter or such controlling person shall promptly notify the Company (but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Primary Entities jointly and severally have agreed in writing to pay such fees and expenses, (ii) the Company has failed promptly to assume the defense and employ counsel, or
     (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and a Primary Entity and such

     Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and a Primary Entity by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Primary Entities shall not be liable for any settlement of any such action, suit or proceeding effected without the Company's written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Primary Entities jointly and severally agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Primary Entities on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Primary Entities on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Primary Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Primary Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Entities on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Primary Entities, on the one hand and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
     Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 9 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (g) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
     (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by
     Section 7(b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and
     (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
     Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
     Section 7.

8.   Expenses.
     --------

     The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, including each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and the documents incorporated therein by reference, including all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares and the Preferred Shares, including any stamp taxes in connection with the original issuance and sale of the Shares and the Preferred Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, the Deposit Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares and the Preferred Shares; (v) the fees and expenses of the Depositary, including the fees and disbursements of counsel for the Depositary, if any; (vi) the registration of the Shares under the Exchange Act and the listing of the Shares on the American Stock Exchange; (vii) the registration or qualification of the Shares and the Preferred Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (viii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

9.   Effective Date of Agreement.
     ---------------------------

     This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

     If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 11 of the Master Agreement Among Underwriters of Salomon Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

10.  Termination.
     -----------

     This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, net worth or results of operations of the Company or the Operating Partnership, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11.  Information Furnished by the Underwriters.
     -----------------------------------------

     The statements set forth in the last paragraph on the cover page and in the first, second, third, seventh, eighth and ninth paragraphs under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 3(b) and 7 hereof.

12.  Miscellaneous.
     -------------

     Except as otherwise provided in Sections 3, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to any of the Primary

Entities, at the office of the Company, PS Business Parks, Inc., 701 Western Avenue, 2nd Floor, Glendale, California 91201-2397, Attention: Legal Department, or (ii) if to you, as Representatives of the several Underwriters, care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
Attention: General Counsel.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Primary Entities, their respective directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

13.  Applicable Law; Counterparts.
     ----------------------------

     This agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Primary Entities and the several Underwriters.

                                            Very truly yours,

                                            PS Business Parks, Inc.

                                            By: /s/ David Goldberg
                                                ________________________________
                                            Name:  David Goldberg
                                            Title: Vice President


                                            PS Business Parks L.P.

                                            By: PS Business Parks, Inc.,
                                                General Partner


                                            By: /s/ David Goldberg
                                                ___________________________
                                            Name:  David Goldberg
                                            Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Smith Barney Inc.

By: /s/ Daniel Guglielmone
   ____________________________
   Name: Daniel Guglielmone
   Title: Director
For itself and the other several Underwriters
named in Schedule I to the foregoing Agreement.

                                  SCHEDULE I
                                  ----------

                            PS BUSINESS PARKS, INC.

                          1,600,000 Depositary Shares

                                                                      Number of
Underwriters                                                         Firm Shares
------------                                                         -----------

Salomon Smith Barney Inc.........................................       316,000
Credit Suisse First Boston Corporation...........................       313,000
A.G. Edwards & Sons, Inc.........................................       313,000
Morgan Stanley & Co. Incorporated................................       313,000
First Union Securities, Inc......................................       120,000
Tucker Anthony Sutro Capital Markets.............................       120,000
CIBC World Markets Corp..........................................        15,000
Dain Rauscher Incorporated.......................................        15,000
Janney Montgomery Scott Inc......................................        15,000
McDonald Investments Inc., a KeyCorp Company.....................        15,000
Prudential Securities Incorporated...............................        15,000
The Robinson-Humphrey Company, LLC...............................        15,000
U.S. Bancorp Piper Jaffray Inc...................................        15,000
                                                                      ---------

     Total.......................................................     1,600,000
                                                                      =========